EXHIBIT INDEX

(b)      By-laws of AXP Strategy  Series,  Inc. as amended January 11, 2001.

(d)(6) Investment Sub-advisory Agreement between American Express Financial Corporation and RS Investment Management, L.P., dated January 16, 2001.

(d)(7) Investment Sub-advisory Agreement between American Express Financial Corporation and Neuberger Berman Management Inc., dated January 16, 2001.

(d)(8) Investment Sub-advisory Agreement between American Express Financial Corporation and INVESCO Funds Group, Inc., dated January 16, 2001.

(h)(6) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 10, 2001, on behalf of all funds in the series.

(h)(10) Class Y Shareholder Services Agreement between IDS Strategy Fund Inc., on behalf of AXP Small Cap Advantage Fund and American Express Financial Advisors Inc., dated April 8, 1999.

(h)(11) Class Y Shareholder Services Agreement between AXP Strategy Series, Inc., on behalf of AXP Focus 20 Fund and American Express Financial Advisors Inc., dated March 9, 2000.

(i)      Opinion and Consent of Counsel.

(j)      Independent Auditors' Consent.

(p)(3) Code of Ethics adopted under Rule 17j-1 by AXP Small Cap Growth Fund's subadvisor INVESCO Funds Group Inc.

(p)(4) Code of Ethics adopted under Rule 17j-1 by AXP Small Cap Growth Fund's subadvisor Neuberger Berman Management Inc.

(p)(5) Code of Ethics adopted under Rule 17j-1 by AXP Small Cap Growth Fund's subadvisor RS Investment Management, L.P.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 11, 2001.